UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 7, 2018

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13‑2646102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065‑8087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 521‑2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Lawrence Bacow and Ken Miller have informed Loews Corporation (the "Company") that they will be stepping down from the Board of Directors of the Company effective immediately prior to the Company's 2018 Annual Meeting of Shareholders. The Board would like to thank each of them for their years of distinguished service to the Company and the Board.

Item 8.01	Other Events.

The Board of Directors of the Company, upon the recommendation of its Nominating and Governance Committee, has determined to nominate Susan Peters, the retired Senior Vice President of Human Resources of General Electric Company, for election as a director at the Company's 2018 Annual Meeting of Shareholders. Further information regarding Ms. Peters will be included in the Company's proxy statement relating to its 2018 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 13, 2018	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel
and Secretary